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                                                                     EXHIBIT 4.2



                                     TEKELEC

                          REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 2, 1999, by and among Tekelec, a California corporation (the "Company"), Deutsche Banc Securities Inc. and Warburg Dillon Read LLC, (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement dated as of October 27, 1999 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

        The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the Holders from time to time of the Notes (including the Initial Purchasers) and the Holders from time to time of the Common Stock issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

        1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

               (a) Affiliate: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person . For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling," "controlled by," and "under direct or indirect common control with" have meanings correlative thereto.

               (b) Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

               (c) Common Stock: The shares of common stock, without par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Notes.

               (d) Damages Accrual Period: See Section 2(c) hereof.

               (e) Damages Payment Date: Each of the semi-annual interest payment dates provided in the Indenture, whether or not Liquidated Damages (as defined herein) are payable on such date.


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               (f) Effectiveness Period: The period commencing with the date hereof and ending on the earlier of the date that is two years after the latest date of original issuance of the Notes and the date that all Registrable Securities have ceased to be Registrable Securities.

               (g) Effectiveness Target Date: See Section 2(a) hereof.

               (h) Event: See Section 2(d) hereof.

               (i) Event Date: See Section 2(d) hereof.

               (j) Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               (k) Filing Date: See Section 2(a) hereof.

               (l) Holder: See the second paragraph of this Agreement.

               (m) Indemnified Party: See Section 5(c) hereof.

               (n) Indemnifying Party: See Section 5(c) hereof.

               (o) Indenture: The Indenture, dated as of November 2, 1999, between the Company and Bankers Trust Company, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

               (p) Initial Purchasers: See the first paragraph of this Agreement.

               (q) Initial Shelf Registration: See Section 2(a) hereof.

               (r) Liquidated Damages: See Section 2(d) hereof.

               (s) Losses: See Section 5(a) hereof.

               (t) Majority of Registrable Securities: A majority of the then outstanding aggregate principal amount of Registrable Securities. For purposes of this calculation, Registrable Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such Registrable Securities were converted.

               (u) Notice Holder: See Section 2(e) hereof.

               (v) Notes: The 3.25% Convertible Subordinated Discount Notes due 2004 of the Company being issued and sold pursuant to the Purchase Agreement and the Indenture.

               (w) Person: Any natural person, corporation, partnership, limited liability partnership, limited liability company, trust or other legal entity.

               (x) Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a






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prospectus filed as part of an effective registration statement in reliance upon
Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               (y) Purchase Agreement: See the first paragraph of this Agreement.

               (z) Record Holder: (i) with respect to any Damages Payment Date relating to the Notes, each Person who is a registered holder of such Notes on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Common Stock, each Person who is a registered holder of such Common Stock 15 days prior to such Damages Payment Date.

               (aa) Registrable Securities: Each Note and each share of Common Stock into which the Notes are convertible or converted upon original issuance thereof, and at all times subsequent thereto, and any Common Stock issued with respect thereto upon any stock dividend, split or similar event, until, in the case of any such Note or share of Common Stock, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is salable by the Holder thereof pursuant to Rule 144(k) or (iii) it is sold to the public pursuant to Rule 144, and, as a result of an event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequences of the fact that the Registrable Securities are owned by, or were previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture.

               (bb) Registration Expenses: See Section 4 hereof.

               (cc) Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. A Registration Statement shall include without limitation the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

               (dd) Requisite Information: See Section 3(a) hereof.

               (ee) Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               (ff) Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

               (gg) SEC: The Securities and Exchange Commission.






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               (hh) Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               (ii) Selling Holder: A Holder offering to sell Registrable Securities.

               (jj) Shelf Registration Statement: See Section 2(a) hereof.

               (kk) Special Counsel: Gray Cary Ware & Freidenrich LLP or such other successor counsel as shall be specified by the Holders of a Majority of Registrable Securities, the fees and expenses of which will be paid by the Company pursuant to Section 5 hereof.

               (ll) Subsequent Shelf Registration Statement: See Section 2(b) hereof.

               (mm) Suspension Period: See Section 2(c).

               (nn) TIA: The Trust Indenture Act of 1939, as amended.

               (oo) Trustee: The Trustee under the Indenture.

               (pp) Underwritten Registration or Underwritten Offering: A registration in which the Registrable Securities are sold by Holders thereof to an underwriter for reoffering to the public.

        2.     SHELF REGISTRATION STATEMENT.

               (a) Subject to the provisions of Section 2(c) hereof, the Company shall prepare and file with the SEC, as soon as practicable but in any event on or prior to the date 90 days following the latest date of original issuance of the Notes (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by the Holders of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate SEC Registration Statement form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them. Subject to the provisions of Section 2(c) hereof, the Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable but in any event on or prior to the date 150 days following the Filing Date (the "Effectiveness Target Date"), and shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act. Subject to the provisions of Section 2(c) hereof, the Company further agrees to use its reasonable best efforts to prevent the Initial Shelf Registration from containing a material misstatement or omission not being effective and usable for resale of the Registrable Securities during the Effectiveness Period.






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               (b) Subject to the provisions of Section 2(c) hereof, if the
Initial Shelf Registration or any Subsequent Shelf Registration Statement ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and, if an amendment of the Shelf Registration Statement could reasonably be expected to obtain the withdrawal of the order suspending the effectiveness thereof (a "Withdrawal") the Company shall, within 30 days of such cessation of effectiveness, amend the Shelf Registration Statement in a manner reasonably expected to obtain the Withdrawal, or, in the event that the Company reasonably determines that a Withdrawal is not likely to be granted, file an additional Shelf Registration Statement covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). Subject to the provisions of Section 2(c) hereof, if a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to cause the subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

               (c) The Company's obligations under Sections 2(a), 2(b), 3(b), 3(c), 3(d)(iv), 3(e), 3(f), 3(g), 3(h), 3(i), 3(j), 3(k) and 3(m) (the
"Registration Obligations") shall be subject to its right as described in this
Section 2(c) to create a Suspension Period (as defined herein). In the event (i) of the happening of any event of the kind described in Section 3(d)(ii), 3(d)(iii) or 3(d)(iv) hereof, (ii) of the existence of any fact or happening of any event which makes any statement of a material fact in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or
(iii) that, in the good faith judgment of the Company, it is advisable to (X) not file the Initial Shelf Registration Statement, a Subsequent Shelf Registration Statement, or any other Registration Statement, (Y) not have the Initial Shelf Registration Statement, a Subsequent Shelf Registration Statement or any other Registration Statement become effective or remain effective, or (Z) suspend the use of the Prospectus, in each such case for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company reasonably believes public disclosure will be materially prejudicial to the Company, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Trustee, the Special Counsel and any Notice Holders that it is invoking its rights under this Section 2(c), and thereafter the Company's Registration Obligations and, as the case may be, the use of the Prospectus and Registration Statement, shall be suspended. The Company will use its reasonable best efforts to terminate the period of time covered by such suspension (the "Suspension Period") as soon as practicable, in the case of suspension under Section 2(c)(i) or 2(c)(ii), and, in the case of a pending development or event referred to in Section 2(c)(iii) hereof, as soon as, in the good faith-judgment of the Company, public disclosure of such material corporate development or similar material event







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would not have a material adverse effect on the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to create Suspension Periods for an aggregate period of more than 90 days in any 12-month period, nor shall it be entitled to impose any Suspension Period in excess of 30 consecutive days unless the basis for such imposition is a pending development or event referred to in Section 2(c)(iii).

               (d) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration has not been filed on or prior to the Filing Date, (ii) the Initial Shelf Registration has not been declared effective by the Effectiveness Target Date,
(iii) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration Statement or proceedings have been initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, in either case without the Company creating a Suspension Period therefor, (iv) the aggregate number of days of Suspension Periods in a 12-month period exceeds the time permitted pursuant to Section 2(c) hereof or (v) the length of any Suspension Period imposed as a result of an event described in Section 2(c)(i) or 2(c)(ii) exceeds 30 consecutive days. Each of the Events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event." The Filing Date in the case of clause (i), the Effectiveness Target Date in the case of clause (ii), the date on which the effectiveness of the Shelf Registration Statement has been suspended or proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act have been commenced without the Company creating a Suspension Period in the case of clause (iii), the date on which the aggregate number of days of Suspension Periods in a 12-month period exceeds the time permitted by Section 2(c) hereof in the case of clause (iv), and the date on which a Suspension Period imposed as a result of events described in Section 2(c)(i) or 2(c)(ii) exceeds 30 consecutive days, being referred to herein as an "Event Date."

        Notwithstanding the foregoing, the parties hereto agree that an Event shall be deemed not to have occurred to the extent that the cause of said Event is primarily due to the act or failure to act of one or more Holders or the Initial Purchasers. An Event shall be deemed to continue until the date of the termination of such Event, which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration is filed in the case of an Event of the type described in clause (i); the date the Initial Shelf Registration is declared effective in the case of an Event of the described in clause (ii); the date that all stop orders suspending effectiveness of the Shelf Registration Statement have been removed and the proceedings initiated with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act have terminated, as the case may be, in the case of Events of the types described in clause (iii); the date of termination of the Suspension Period which caused the aggregate number of days in Suspension Periods in any 12-month period to exceed the number permitted by Section 2(c) in the case of Events of the types described in clause (iv); and the date of termination of the Suspension Period which was imposed as a result of events described in Section 2(c)(i) or 2(c)(ii) and which exceeded 30 consecutive days in the case of Events of the types described in clause (v).






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        Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (a "Damages Accrual Period"), commencing on the Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an amount (the "Liquidated Damages"): (i) to each Holder of Notes that are Registrable Securities, accruing at a rate equal to one-quarter of one percent per annum (25 basis points) on the aggregate principal amount of Notes that are Registrable Securities held by such Holder and (ii) to each Holder of shares of Common Stock that are Registrable Securities, accruing at a rate equal to one-quarter of one percent per annum (25 basis points) calculated on an amount equal to the product of (x) the then-applicable Conversion Price (as defined in the Indenture), times (y) the number of shares of Common Stock that are Registrable Securities held by such Holder. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Registrable Securities from and after the earlier of (x) the date such securities are no longer Registrable Securities, and (y) the expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

        The Company shall pay the Liquidated Damages due on any Notes or Common Stock by depositing with the Trustee under the Indenture, in trust, for the benefit of the Holders of Notes or Common Stock, as the case may be, entitled thereto, at least one Business Day prior to the applicable Damages Payment Date, sums sufficient to pay the Liquidated Damages accrued or accruing since the last preceding Damages Payment Date through such Damages Payment Date. The Liquidated Damages shall be paid by the Company to the Record Holders on each Damages Payment Date by wire transfer of immediately available funds to the account specified by them, or if no such accounts have been specified on or before the Damage Payment Date by mailing checks to their registered addresses as they appear in the register of the Notes, in the case of the Notes, and in the register of the Company for the Common Stock, in the case of the Common Stock, provided, however, that any Liquidated Damages accrued with respect to any Note or portion thereof called for redemption on a Redemption Date, or repurchased in connection with a Change of Control (as defined in the Indenture) on a Repurchase Date (as defined in the Indenture), or converted into Common Stock on a Date of Conversion (as defined in the Indenture) prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption, repurchase or conversion on the applicable Redemption Date, Repurchase Date or Date of Conversion, as the case may be, on such date (or promptly following the Date of Conversion, in the case of conversion of a Note). If a Holder of a Note submits a Note for conversion during the period between a record date for the payment of Liquidated Damages and the related Damages Payment Date, Liquidated Damages for the period from the Date of Conversion through the next succeeding Damages Payment Date shall accrue and be payable to the Holder of Common Stock received on conversion on the next succeeding Damages Payment Date, notwithstanding that such Holder was not a Record Holder with respect to such Damages Payment Date. The Trustee shall be entitled, on behalf of the Holders of Notes and Common Stock to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.






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        All of the Company's obligations set forth in this Section 2(d) which are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the Agreement pursuant to Section 7(o)).

        The parties hereto agree that the Liquidated Damages provided for in this Section 2(d) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities (other than the Initial Purchasers) by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available (absolutely or as a practical matter) for effecting resales of Registrable Securities, as the case may be, in accordance with the provisions hereof.

               (e) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(e). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Registration Statement and related Prospectus agrees to deliver written notice of such intent (the "Transfer Notice") to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under such Registration Statement. Upon delivery of such Transfer Notice, such Holder shall be deemed to be a "Notice Holder" for purposes of this Agreement until the earlier of such Holder's disposition of the Registrable Securities held by such Holder or the expiration of fifteen (15) Business Days following the delivery of the Transfer Notice (such 15 Business Day period to be tolled during a Suspension Period). If the Company indicates to any Holder of the existence of a Suspension Period, such fact, as well as any other information regarding the nature of the cause of such Suspension Period disclosed to the Holder, shall be kept confidential by such Holder, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law, (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such Holder or (iv) such information becomes available to any such Holder from a source other than the Company and such source is not bound by a confidentiality agreement. In the event disclosure is required under clause
(i) or (ii), the Holder shall notify the Company and give it a chance to apply for a protective order or other confidentiality protection, and shall only disclose such information to the extent required. The Holder shall not use the fact of a Suspension Period, or any other material non-public information disclosed by the Company to the Holder in connection with the purchase or sale of any security of the Company or derivative security thereof.

        Any Holder selling Registrable Securities pursuant to a Registration Statement shall deliver a copy of the then current Prospectus to each purchaser of such securities as required by the Securities Act, and shall otherwise comply with all requirements of the Securities Act and Exchange Act in connection with such sale.

        3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to






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permit the sale of the Registrable Securities by various methods, and pursuant thereto the Company shall as expeditiously as possible:

               (a) Before filing with the SEC a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Special Counsel copies of all such documents proposed to be filed. The filing of reports or other materials under the Exchange Act shall not be considered a filing of a Registration Statement or Prospectus or any amendments or supplements thereto. Special Counsel shall have the right to object within two business days of receipt of such copies to any erroneous information therein concerning the Selling Holders or intended methods of distribution. The Company shall use its reasonable best efforts to reflect in each such document referenced in this paragraph so filed with the SEC such comments as the Special Counsel may reasonably propose pursuant to the preceding sentence. The Company shall consider in good faith any other comments which Special Counsel may make.

               (b) Subject to the provisions of Section 2(c) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, to permit the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented. Subject to the provisions of Section 2(c) hereof, the Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) Each Holder shall furnish to the Company such information regarding the distribution of its Registrable Securities as is required by law to be disclosed in the applicable Registration Statement (the "Requisite Information") prior to effecting any sale pursuant to such Registration Statement.

        Subject to the provisions of Section 2(c) hereof, the Company shall file, within 10 Business Days after the receipt of notice from any Holder which includes the Requisite Information with respect to such Holder, a Prospectus supplement pursuant to Rule 424 (or any similar provision then in force) under the Securities Act or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder






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and the Special Counsel within 10 Business Days after receipt of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities; PROVIDED, HOWEVER, that notwithstanding the requirements of 3(a) hereof, the Company shall not be required to provide any Holder with a copy of such Prospectus as so amended or supplemented solely to contain the Requisite Information in advance of filing the same with the SEC.

        Subject to the provisions of Section 2(c) hereof, if (i) any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, and (ii) (x) any such Holder has sold or transferred all of its Registrable Securities, (y) the securities of the Company held by such Holder shall have ceased to be Registrable Securities or (z) such other event shall have occurred that makes such reference to such Holder by name or otherwise not required by the Securities Act or any similar Federal statute then in force, then such Holder shall have the right to require the deletion of the reference to such Holder in such Registration Statement at any time subsequent to the time that such reference ceases to be required.

               (d) Notify the Notice Holders and the Special Counsel promptly, and (if requested by any such Person) confirm such notice in writing: (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (provided that the filing of reports or other materials under the Exchange Act shall not be considered a filing of a Registration Statement or Prospectus or any amendments or supplements thereto); (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, and (iv) subject to the provisions of Section 2(c), of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

               (e) Subject to the provisions of Section 2(c) hereof , use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

               (f) Subject to the provisions of Section 2(c) hereof, furnish to each Selling Holder (if requested by such Selling Holder), the Special Counsel and the Initial Purchasers, without charge, at least one conformed copy of the Registration Statement or Registration Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.






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               (g) Subject to the provisions of Section 2(c) hereof, deliver to each Selling Holder, the Special Counsel and the Underwriters, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the Underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

               (h) Subject to the provisions of Section 2(c) hereof, prior to any public offering of Registrable Securities, (i) register or qualify or cooperate with the Selling Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests in writing, (ii) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it is not then so qualified or (b) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

               (i) Subject to the provisions of Section 2(c), cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies in addition to the SEC or authorities within the United States as may be necessary to enable the Selling Holder or Holders thereof to consummate the disposition of such Registrable Securities.

               (j) During the Effectiveness Period (subject to the provisions of Section 2(c) hereof), immediately upon the existence of any fact or the occurrence of any event as a result of which (i) a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the

Registrable Securities being sold thereunder; and in the case of a post-effective amendment to a Registration Statement, use its reasonable best efforts to cause it to become effective as soon as practicable.

               (k) Subject to the provisions of Section 2(c) hereof, take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

               (l) Make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

               (m) Subject to Section 2(c), cooperate with the Selling Holders of Registrable Securities, the Special Counsel and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request.

               (n) Not later than the effectiveness date of the Initial Shelf Registration hereunder, provide a CUSIP number for the Registrable Securities registered under such Registration Statement, and provide the Trustee under the Indenture and the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

               (o) Cause all shares of Common Stock covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed or quoted no later than the date the Registration Statement is declared effective, and, in connection therewith, to the extent applicable, to make such filings as are required under the Exchange Act and to have such filings declared effective thereunder.

               (p) Cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc.

               (q) Cause the Indenture to be qualified under the TIA no later than the date the Initial Shelf Registration is declared effective, and, in connection therewith, cooperate with the Trustee and the Holders and the Special Counsel to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

        4. REGISTRATION EXPENSES. All fees and expenses incident to the Company's obligations under this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the National Association of Securities Dealers, Inc.),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the Special Counsel, the Holders of a Majority of Registrable Securities included in any Registration Statement and Underwriters, if any, and (iii) reasonable fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement. In addition, the Company shall pay the fees and expenses incurred in connection with the listing or quotation of the securities to be registered on any securities exchange or quotations system on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

        The Company's obligation contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

        5.     INDEMNIFICATION.

               (a) Indemnification By The Company. The Company shall indemnify and hold harmless each Holder, the directors, officers, employees and agents of each such Holder and each Person, if any, who controls any such Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, liabilities, damages and expenses (including without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except insofar as such Losses arise out of or are based upon information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; and provided further, that the Company will not be liable to any Holder with respect to any such untrue statement or omission made in any preliminary Prospectus that is corrected in a final Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Notes or Common Stock but was not sent or given a copy of the final Prospectus (as amended or supplemented) in any case where such delivery of the final Prospectus (as amended or supplemented) was required by the Securities Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 3 hereof. The Company shall also indemnify each underwriter, their officers and directors, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Holders of Registrable Securities.

               (b) Indemnification By Holder of Registrable Securities. Each Holder, agrees severally and not jointly to indemnify and hold harmless the Company, the directors, officers, employees and agents of each such Holder and each Person, if any, who controls the Company (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any Selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, plus interest if such is awarded to any Purchaser from such Holder.

               (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 5(a) or 5(b) hereof, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, but failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties under Section 5(a) or 5(b) hereof who are parties to such proceeding or proceedings, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified

Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

               (d) Contribution. If the indemnification provided for in this
Section 5 is unavailable to an Indemnified Party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Indemnifying Parties on the one hand and the Indemnified Party or Indemnified Parties an the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or Indemnified Parties on the one hand and of the Indemnified Party or Indemnifying Parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement of the Notes pursuant to the Purchase Agreement. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by them pursuant to the Purchase Agreement and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding this Section 5(d), an Indemnifying Party that is a Selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Purchase Agreement or otherwise.

        The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or the Company, its officers or directors or any Person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

        6.     INFORMATION REQUIREMENTS.

               (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act.

        The Company further covenants that it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

               (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to the appropriate SEC Registration Statement form permitting registration of the Registrable Securities for resale by the Holders thereof in the manner or manners designated by them.

        7.     MISCELLANEOUS.

               (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) No Conflicting Agreements. The Company has not entered into as of the date hereof, and shall not enter into on or after the date hereof, any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the Holders of the Company's securities under any other agreements.

               (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a Majority of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a Majority of the Registrable Securities being so sold; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or
(iii) one Business Day after being deposited with a reputable next day courier, postage prepaid, to the parties as follows:

               (x) if to a Holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of
Section 7(e);

               (y) if to the Company, to:

               Tekelec
               76580 West Agoura Road
               Calabasas, CA  91302
               Attention: Chief Executive Officer
                          Corporate Secretary
               Facsimile No.: (818) 880-0176

               with a copy to:

               Bryan Cave LLP
               One Metropolitan Square
               211 North Broadway, Suite 3600
               St.  Louis, MO  63102-2750
               Attention: J.  Mark Klamer
               Facsimile No.: (314) 259-6580

               and

               (z) if to the Special Counsel to:

               Gray Cary Ware & Freidenrich LLP
               4365 Executive Drive, Suite 1600
               San Diego, CA  92121
               (858) 677-1400
               Attention: Scott M. Stanton, Esq.
               Facsimile No.: (858) 677- 1477

or to such other address as such Person may have furnished to the other Persons identified in this Section 7(d) in writing in accordance herewith.

        Copies of all notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

               (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Registrable Securities in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

               (f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (g) Successors and Assigns. Any Person who purchases any Registrable Securities from an Initial Purchaser shall be deemed, for purposes of this Agreement to be an assignee of such Initial Purchaser. The Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

               (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

               (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

               (k) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

               (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Purchase Agreement and the Indenture, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement and the Indenture. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

               (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               (n) Further Assurances. Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

               (o) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 2(d), 4 or 5 hereof, each of which shall remain in effect in accordance with their terms.

               (p) Third Party Beneficiaries. The Company and the Initial Purchasers agree that each Holder shall be a third party beneficiary of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first stated above.



                                      TEKELEC



                                      By:  /s/ Michael Margolis
                                          --------------------------------------
                                           Michael Margolis,
                                           President and Chief Executive Officer


                                      Accepted as of the date first stated
                                      above:

                                      DEUTSCHE BANK SECURITIES INC.
                                      WARBURG DILLON READ LLC

                                      By:  Deutsche Bank Securities Inc.



                                      By:  /s/ David DiPietro
                                          --------------------------------------
                                           Authorized Signatory
                                      Name:  David DiPietro
                                      Title: Managing Director